Exhibit 10.6

FIRST AMENDMENT AND JOINDER AGREEMENT

THIS FIRST AMENDMENT AND JOINDER AGREEMENT, dated as of October 31, 2018 (this “Agreement”), by and among the institutions set forth on Schedule 1 hereto (each an “Incremental Lender” and collectively the “Incremental Lenders”), the other Lenders party hereto, ANTERO MIDSTREAM PARTNERS LP, a Delaware limited partnership (the “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”), Swingline Lender and an L/C Issuer.

RECITALS:

WHEREAS, reference is hereby made to the Amended and Restated Credit Agreement, dated as of October 26, 2017, by and among the Borrower, each lender (collectively, the “Lenders” and individually, a “Lender”) and L/C Issuer from time to time party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and an L/C Issuer (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used and not otherwise defined herein being used herein as therein defined);

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may increase the existing Commitments (such increased Commitments, the “Incremental Revolving Facility Commitments”) by entering into one or more joinder agreements with the Incremental Lenders;

WHEREAS, pursuant to Section 2.13 of the Credit Agreement, the Administrative Agent and the Borrower may amend the Credit Agreement in order to evidence the existence and terms of the Incremental Revolving Facility Commitments without the consent of other Lenders;

WHEREAS, by executing and delivering a signature page to this Agreement, each Lender with outstanding Commitments (as defined in the Credit Agreement) immediately prior to the Initial Effective Date (as defined below) (each an “Existing Lender”) will, upon the Initial Effective Date, either (i) have the Commitments in the principal amount set forth on Schedule 2 attached hereto (such Existing Lenders, the “Continuing Lenders”) or (ii) to the extent such Existing Lender is set forth on Annex A hereto and not set forth on Schedule 2 hereto, cease to be a Lender for purposes of the Credit Agreement (such Existing Lenders, the “Exiting Lenders”); and

WHEREAS, the Borrower desires to make certain other amendments to the Credit Agreement pursuant to Section 10.01 of the Credit Agreement and as further set forth herein.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.                            Incremental Revolving Facility Commitments.

(a)                                 Each Incremental Lender party hereto hereby agrees to commit to provide its respective Incremental Revolving Facility Commitment as set forth on Schedule 1 annexed hereto, on the terms and subject to the conditions set forth below.

(b)                                 On the Initial Effective Date, (i) each of the existing Lenders shall assign to each of the Incremental Lenders, and each of the Incremental Lenders shall purchase from each of the existing Lenders, at the principal amount thereof, such interests in the outstanding Loans and participations in Letters of Credit and Swingline Loans outstanding on the Initial Effective Date that will result in, after giving effect to all such assignments and purchases, such Loans and participations in Letters of Credit and Swingline

Loans being held by existing Lenders and the Incremental Lenders ratably in accordance with their Commitments after giving effect to the addition of the Incremental Revolving Facility Commitments hereby; (ii) each Incremental Revolving Facility Commitment shall be deemed, for all purposes, a Commitment and each loan made thereunder shall be deemed, for all purposes, a Loan and have the same terms as any existing Loan and (iii) each Incremental Lender shall become a Lender with respect to the Incremental Revolving Facility Commitments and all matters relating thereto.

(c)                                  Each Incremental Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or agent thereunder and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

(d)                                 For purposes of the Credit Agreement, the initial notice address of each Incremental Lender shall be as set forth below its signature below.

(e)                                  For each Incremental Lender that is a Foreign Lender, delivered herewith to Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Incremental Lender may be required to deliver to Administrative Agent pursuant to subsection 3.01(e) of the Credit Agreement.

SECTION 2.                                                                            Commitments.

(a)                                 On the Initial Effective Date, each of the Existing Lenders (including each Exiting Lender) hereby sells, assigns, transfers and conveys to the Continuing Lenders and Incremental Lenders, and each of the Continuing Lenders and Incremental Lenders hereunder hereby purchases and accepts, so much of the aggregate Commitments under, and Loans and participations in Letters of Credit and Swingline Loans outstanding under, the Credit Agreement such that, immediately after giving effect to the effectiveness of this Agreement, the relevant Commitments (as defined in the Credit Agreement) of each Continuing Lender and Incremental Lender shall be as set forth on Schedule 2 attached hereto (it being understood that if any Letters of Credit and Swingline Loans are outstanding under the Credit Agreement as of the Initial Effective Date, then each of the Continuing Lenders and Incremental Lenders shall have purchased and accepted from the Existing Lenders, a participation in such outstanding Letters of Credit and Swingline Loans based on its respective Applicable Percentage). The foregoing assignments, transfers and conveyances are without recourse to any Existing Lender and without any warranties whatsoever by the Administrative Agent, any L/C Issuer or any Existing Lender as to title, enforceability, collectability, documentation or freedom from liens or encumbrances, in whole or in part, other than the warranty of any such Existing Lender that it has not previously sold, transferred, conveyed or encumbered such interests.  The Continuing Lenders and Incremental Lenders shall, if appropriate, make all appropriate adjustments in payments under the Credit Agreement, the Notes and the other Loan Documents for periods prior to the adjustment date among themselves.  In furtherance of the foregoing, (a) the Administrative Agent hereby waives the payment of any fee pursuant to Section 10.06(b)(iv) of the Credit Agreement solely with respect to the assignments set forth in this Section 2(a), (b) the Administrative Agent, the Borrower, each L/C Issuer and the Swing Line Lender each hereby consents to the assignments set forth in this Section 2(a) and (c) each Lender (including each Exiting Lender) hereby waives any costs required to be paid by the Borrower pursuant to Section 3.05 of the Credit Agreement solely as a result of the assignments set forth in this Section 2(a).

(b)                                 Subject to the terms and conditions set forth herein, each Continuing Lender severally agrees that (a) the Commitment and, if outstanding, any Loans of such Continuing Lender immediately prior to the Initial Effective Date shall remain outstanding to the extent of (but not in excess of) the amount set forth under the heading “Commitment” opposite such Continuing Lender’s name on Schedule 2 attached hereto, and shall continue to constitute its Commitment and Loans, respectively, under the Credit Agreement, and (b) to the extent such Commitment and, if outstanding, any Loans of such Continuing Lender immediately prior to the Initial Effective Date exceeds the amount set forth under the heading “Commitment” opposite such Continuing Lender’s name on Schedule 2 attached hereto, such excess shall be deemed to have been assigned to the other Lenders listed on Schedule 2 as contemplated by Section 2(a).

(c)                                  Subject to the terms and conditions set forth herein, each Incremental Lender agrees that, after giving effect to this Agreement, its Commitment (as defined in the Credit Agreement) shall be deemed to be the amount set forth under the heading “Commitment” opposite such Incremental Lender’s name on Schedule 2 attached hereto.

(d)                                 From and after the Initial Effective Date, (a) upon receipt by each Exiting Lender of an amount equal to all principal, interest, fees and breakage costs (if any) in respect of outstanding Loans and other Obligations owing to such Exiting Lender under the Credit Agreement and the other Loan Document, such Exiting Lender shall cease with immediate effect to be a party to and a Lender under the Credit Agreement and the other Loan Documents, (b) no Exiting Lender shall have any obligations or liabilities under the Credit Agreement with respect to the period from and after the Initial Effective Date and, without limiting the foregoing, no Exiting Lender shall have any Commitment under the Credit Agreement or any L/C Obligations outstanding under the Credit Agreement and (iii) no Exiting Lender shall have any rights under the Credit Agreement or any other Loan Document; provided that the rights under the Credit Agreement expressly stated to survive the termination of the Credit Agreement and the repayment of amounts outstanding thereunder shall survive for the benefit of each Exiting Lender. Each Exiting Lender joins in the execution of this Agreement solely for purposes of effectuating this Agreement pursuant to Section 7 hereof and assigning its interests pursuant to Section 2 hereof.

(e)                                  Effective as of the Initial Effective Date, the Borrower and the Guarantors, for themselves and each of their Affiliates, hereby release each Exiting Lender from any and all obligations owing under or in connection with the Credit Agreement and the other Loan Documents and release each Exiting Lender and each of its Affiliates, agents, officers, directors and employees from any and all claims, causes of action, damages, costs, expenses and liabilities now existing or hereafter arising out of or with respect to or in connection with any of the Loan Documents and the transactions contemplated hereby or thereby; provided that it is understood and agreed by the parties hereto that neither the Borrower nor any Guarantor is releasing, waiving, or discharging any defenses to expense reimbursement or indemnification it may have which are expressly provided in Section 10.04 of the Credit Agreement.

SECTION 3.                                                                            Amendment of the Credit Agreement.  Effective as of the Initial Effective Date,

(a)                                 Section 1.01 of the Credit Agreement is hereby amended as follows:

(i)  By inserting the following defined terms:

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F. R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“First Amendment” means that certain First Amendment and Joinder Agreement, dated as of October 31, 2018, among the Borrower, the Administrative Agent and the Lenders party thereto.

“First Amendment Effective Date” means the “Initial Effective Date” as defined in the First Amendment.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Simplification Agreement” means that certain Simplification Agreement, together with any schedules or exhibits thereto, dated as of October 9, 2018, by and among AMGP GP LLC, a Delaware limited liability company, Antero Midstream GP LP, a Delaware limited partnership, Antero IDR Holdings LLC, a Delaware limited liability company, Arkrose Midstream Preferred Co LLC, a Delaware limited liability company, Arkrose Midstream Newco Inc., a Delaware corporation, Arkrose Midstream Merger Sub LLC, a Delaware limited liability company, the General Partner and the Borrower, as may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

“Replacement Rate” has the meaning specified in Section 3.03(b).

(ii)     by amending and restating the following definitions:

“Aggregate Commitments” means the Commitments of all the Lenders. As of the First Amendment Effective Date, the Aggregate Commitments are $2,000,000,000.

“Agreement” means this Credit Agreement, as amended by the First Amendment, as the same may from time to time be further amended, modified, supplemented or restated.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Eurodollar Rate” means, subject to the implementation of a Replacement Rate in accordance with Section 3.03:

(a)                                 for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the LIBOR Rate administered by the ICE Benchmark Administration or the successor thereto if the ICE Benchmark Administration is no longer making a LIBOR rate available (“LIBOR”), as published by Reuters (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Wells Fargo’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; and

(b)                                 for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Wells Fargo’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination;

provided that in no event shall the Eurodollar Rate (including, without limitation, any Replacement Rate) be less than zero and unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 3.03, in the event that a Replacement Rate with respect to LIBOR is implemented then all references herein to LIBOR shall be deemed references to such Replacement Rate.

(iii)                               by amending the definition of “Applicable Rate” by replacing the Leverage-Based Pricing Grid therein with the following:

	Leverage-Based Pricing Grid
Pricing Level	Consolidated Total Leverage Ratio	Eurodollar Rate (Letters of Credit)	Base Rate (Swingline Loans)	Commitment Fee
1	<3.00 to 1.0	1.250%	0.250%	0.250%
2	> 3.00 to 1.0 but < 3.50 to 1.0	1.375%	0.375%	0.300%
3	> 3.50 to 1.0 but < 4.00 to 1.0	1.500%	0.500%	0.300%
4	> 4.00 to 1.0 but < 4.50 to 1.0	1.750%	0.750%	0.375%
5	> 4.50 to 1.0	2.250%	1.250%	0.375%

(b)                                 Article I of the Credit Agreement is hereby amended by inserting new Sections 1.08 and 1.09 as follows:

1.08                        Rates.  The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate”.

1.09                        Division.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

(c)                                  Section 2.13(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a)                                 Request for Increase.  Provided that immediately prior to and after giving effect thereto there exists no Event of Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may from time to time after the First Amendment Effective Date request an increase in the aggregate amount of the Lenders’ Commitments by an amount (for all such requests) not exceeding $500,000,000; provided that any such request for an increase shall be in a minimum amount of $100,000,000 or, if less, the amount remaining available for all such increases.  At the time of sending such notice, the Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(d)                                 Section 3.03 of the Credit Agreement is hereby amended and restated in its entirety as follows:

3.03                        Inability to Determine Rates.

(a)                                 Unless and until a Replacement Rate is implemented in accordance with clause (c) below, in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Loan, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for the ascertaining the Eurodollar Rate for such Interest Period with respect to a proposed Eurodollar Rate Loan or (iii) the Administrative Agent is advised by the Required Lenders that the Eurodollar Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then the Administrative Agent shall promptly give notice thereof to the Borrower.  Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (A) the obligation of the Lenders to make Eurodollar Rate Loans and the right of the Borrower to convert any Loan to or continue any Loan as a Eurodollar Rate Loan shall be suspended and (B) if any Loan Notice requests a Eurodollar Rate Loan, such Borrowing shall be made as a Base Rate Loan.

(b)                                 Alternative Rate of Interest.  Notwithstanding anything to the contrary in Section 3.03(a) above, if the Administrative Agent has made the determination (such determination to be conclusive absent manifest error) that (i) the circumstances described in Section 3.03(a)(i) or (a)(ii) have arisen and that such circumstances are unlikely to be temporary, (ii) any applicable interest rate specified herein is no longer a widely recognized benchmark rate for newly originated loans in the U.S. syndicated loan market in the applicable currency or (iii) the applicable supervisor or administrator (if any) of any applicable interest rate specified herein or any Governmental Authority having, or purporting to have, jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which any applicable interest rate specified herein shall no longer be used for determining interest rates for loans in the U.S. syndicated loan market in the applicable currency, then the Administrative Agent may, to the extent practicable (in consultation with the Borrower and as determined by the Administrative Agent to be generally in accordance with similar situations in other transactions in which it is serving as administrative agent or otherwise consistent with market practice generally), establish a replacement interest rate (the “Replacement Rate”), in which case, the Replacement Rate shall, subject to the next two sentences, replace such applicable interest rate for all purposes under the Loan Documents unless and until an event described in Section 3.03(a)(i), (a)(ii), (c)(i), (c)(ii) or (c)(iii) occurs with respect to the Replacement Rate.  In connection with the establishment and application of the Replacement Rate, this Agreement and the other Loan Documents shall be amended solely with the consent of the Administrative Agent and the Borrower, as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 3.03(b).  Notwithstanding anything to the contrary in this Agreement or the other Loan Documents (including, without limitation, Section 10.01), such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the delivery of such amendment to the Lenders, written notices from such Lenders that in the aggregate constitute Required Lenders, with each such notice stating that such Lender objects to such amendment.  To the extent the Replacement Rate becomes effective pursuant to this clause (c), the Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, such Replacement Rate shall be applied as otherwise reasonably determined by the Administrative Agent (it being understood that any such modification by the Administrative Agent shall not require the consent of, or consultation with, any of the Lenders).

(e)                                  Section 5.16 of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:

The information included in the Beneficial Ownership Certification, if any is required to be delivered pursuant to the terms of this Agreement, is true and correct in all respects.

(f)                                   Section 6.03 of the Credit Agreement is hereby amended by replacing the “.” at the end of clause (i), inserting new clauses (j) and (k) and amending and restating the paragraph at the end thereof in its entirety as follows:

(j)                                    of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein and promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or such Lender, as the case may be, any information or documentation reasonably requested by it for purposes of complying with the Beneficial Ownership Regulation; and

(k)                                 of any change, amendment, supplement, waiver or other modification to the terms of the Simplification Agreement or to the transactions contemplated thereby, in each case to the extent that the same is material (and in any event, within five Business Days after the occurrence thereof).

Each notice pursuant to Section 6.03 (other than Section 6.03(g), (h), (j) or (k)) shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.  Each notice pursuant to Section 6.03(a) shall describe with particularity the provisions of this Agreement and any other Loan Document that have been breached.

(g)                                  Section 7.22 of the Credit Agreement is hereby amended by inserting a new sentence at the end thereof as follows:

The Simplification Agreement shall not be amended or modified if such amendment or modification could reasonably be expected to materially adversely affect the interests of the Secured Parties.

(h)                                 Article IX of the Credit Agreement is hereby amended by inserting a new Section 9.13 as follows:

9.13                        Certain ERISA Matters.

(a)                                 Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)                                     such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(ii)                                  the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)                               (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)                              such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)                                 In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

(i)                                     Section 10.01 of the Credit Agreement is hereby amended by amending and restating the proviso thereto in its entirety as follows:

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (iv) notwithstanding anything to the contrary in this Agreement, the Administrative Agent and the Borrower may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Replacement Rate or otherwise effectuate the terms of Section 3.03(b) in accordance with the terms of Section 3.03(b); and (v) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended, any amount owing to such Lender reduced, the final maturity thereof extended, or the voting provisions hereof with respect to such Lender amended without the consent of such Lender.

(j)                                    Section 10.18 of the Credit Agreement is hereby amended by amending and restating the sentence at the end thereof in its entirety as follows:

The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and the Beneficial Ownership Certification.

(k)                                 Schedule 2.01 to the Credit Agreement is hereby replaced in its entirety with Schedule 2 to this Agreement.

SECTION 4.                            Consent to Simplification Transaction.  Notwithstanding anything to the contrary in any Loan Document, as of the Initial Effective Date, the Administrative Agent and the Lenders party hereto hereby acknowledge and consent to the Simplification Agreement and the transactions described therein and acknowledge and agree that the consummation of the transactions described therein shall not result in or constitute a breach, Default or Event of Default under any Loan Document and the terms thereof.

SECTION 5.                            Simplification Amendments.  Effective as of the Simplification Amendment Effective Date,

(a)                                 Section 1.01 of the Credit Agreement is hereby amended as follows:

(i) by deleting the following defined terms in their entirety: “AMP GP” and “Parent”.

(ii) by inserting the following defined terms:

“Holding Company Condition” shall mean that the General Partner directly or indirectly owns substantially all of the Equity Interests of the Borrower, there are no more than nominal differences between the financial statements of the General Partner and the Borrower and the non-financial disclosures of General Partner and the Borrower are substantially similar.

“Permitted Holders” means each of (i) Antero Corp or any of its Affiliates, including Arkrose Subsidiary Holdings LLC, a Delaware limited liability company (as used in this definition “AR Sub”), for so long as AR Sub is an Affiliate of Antero Corp, (ii) each member of the Warburg Group, (iii) each member of the Yorktown Group, (iv) each member of the Rady Group, (v) each member of the Warren Group, and (vi) any “group” (within the meaning of Section 13 of the Exchange Act and the rules and regulations thereunder) that includes one or more of the Persons described in the preceding clauses (i) through (v), but only if such Persons described in the preceding clauses (i) through (v) control more than 50% of the total voting power of such group.

“Rady Group” means (i) Mr. Paul M. Rady, (ii) Mr. Rady’s estate, (iii) Mr. Rady’s spouse, lineal descendants (whether by blood or adoption) and heirs (whether by will or intestacy), (iv) any trust, family partnership or family limited liability company, the sole beneficiaries, partners or members of which are Mr. Rady, Mr. Rady’s spouse or Mr. Rady’s lineal descendants (whether by blood or adoption) and heirs (whether by will or intestacy) and (v) any Affiliate of any of the Persons set forth in (i), (ii), (iii) or (iv) for so long as such Affiliate is controlled by any of the Persons set forth in (i), (ii), (iii) or (iv). For purposes of this paragraph, Mr. Rady’s estate shall be deemed a party to this Agreement, subject to all rights and obligations hereof, pending the settlement of such estate.

“Simplification Amendment Effective Date” means the “Simplification Amendment Effective Date” as defined in the First Amendment.

“Warburg Funds” means, collectively, Warburg Pincus Private Equity X O&G, L.P., a Delaware limited partnership, Warburg Pincus X Partners, L.P., a

Delaware limited partnership, Warburg Pincus Private Equity VIII, LP, a Delaware limited partnership, Warburg Pincus Netherlands Private Equity VIII C.V. I, a company formed under the laws of the Netherlands, and WP-WPVIII Investors, L.P., a Delaware limited partnership.

“Warburg Group” means the Warburg Funds and their respective Affiliates that are parties hereto, in each case for so long as such Person is Affiliated with Warburg Pincus LLC.

“Warren Group” means (i) Mr. Glen C. Warren, Jr., (ii) Mr. Warren’s estate, (iii) Mr. Warren’s spouse, lineal descendants (whether by blood or adoption) and heirs (whether by will or intestacy), (iv) any trust, family partnership or family limited liability company, the sole beneficiaries, partners or members of which are Mr. Warren, Mr. Warren’s spouse or Mr. Warren’s lineal descendants (whether by blood or adoption) and heirs (whether by will or intestacy) and (v) any Affiliate of any of the Persons set forth in (i), (ii), (iii) or (iv) for so long as such Affiliate is controlled by any of the Persons set forth in (i), (ii), (iii) or (iv).  For purposes of this paragraph, Mr. Warren’s estate shall be deemed a party to this Agreement, subject to all rights and obligations hereof, pending the settlement of such estate.

“Yorktown Funds” means, collectively, Yorktown Energy Partners V, L.P., a Delaware limited partnership, Yorktown Energy Partners VI, L.P., a Delaware limited partnership, Yorktown Energy Partners VII, L.P., a Delaware limited partnership, and Yorktown Energy Partners VIII, L.P., a Delaware limited partnership.

“Yorktown Group” means the Yorktown Funds and their respective Affiliates that are parties hereto, in each case for so long as such Person is Affiliated with Yorktown Partners LLC.

(iii)  by amending and restating the following definitions:

“Change of Control” means an event or series of events by which:

(a)           the Borrower shall fail to directly own and control beneficially and of record (free and clear of all Liens other than Liens of the type permitted to be on Equity Interests under Section 7.01; provided that, this exception shall not apply to any foreclosure with respect to such Liens) 100% of the Equity Interests of Midstream Operating; or

(b)           (i) if the Borrower is a limited partnership, the General Partner shall fail to directly own and control beneficially and of record (free and clear of all Liens other than non-consensual Liens of the type permitted to be on Equity Interests under Section 7.01; provided that, this exception shall not apply to any foreclosure with respect to such Liens) 100% of the general partner interests of the Borrower, or (ii) if the Borrower is not a limited partnership, the General Partner shall fail to directly or indirectly own and control beneficially and of record (free and clear of all Liens other than non-consensual Liens of the type permitted to be on Equity Interests under Section 7.01; provided that, this exception shall not apply to any foreclosure with respect to such Liens) 100% of the ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; or

(c)           the General Partner shall fail to directly or indirectly own and control (free and clear of all Liens other than non-consensual Liens of the type permitted to be on Equity Interests under Section 7.01; provided that, this exception shall not apply to any foreclosure with respect to such Liens) 100% of the economic Equity Interests of the Borrower; or

(d)           any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) other than the Permitted Holders, acquires, directly or indirectly, beneficially or of record, Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the General Partner; or

(e)           during any period of 12 consecutive months, a majority of the members of the board of managers or other equivalent governing body of the General Partner cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (iv) whose election or nomination to that board or other equivalent governing body was approved by the same Persons that had the power to designate, appoint or elect the individuals referred to in clauses (i) and (ii) above at the time such individuals were designated, appointed or elected.

“General Partner” means Antero Midstream Corporation, a Delaware corporation.

(b)           Section 6.01 of the Credit Agreement is hereby amended by inserting a new proviso at the end thereof as follows:

; provided that, if the Holding Company Condition is satisfied as of the date of the relevant financial statements (or in the case of annual business plan and budget on the first day of the applicable fiscal year), the obligations in clauses (a), (b) and (c) of this Section 6.01 may be satisfied with respect to financial information of the Borrower and its Subsidiaries by furnishing the applicable financial statements (or annual business plan and budget) of the General Partner; provided that to the extent such information relates to the General Partner, the Borrower shall promptly provide to the Administrative Agent, upon request from the Administrative Agent, consolidating or other information that explains in reasonable detail the differences between the information relating to the General Partner, on the one hand, and the information relating to the Borrower and its Subsidiaries on a standalone basis, on the other hand.

(c)           Section 7.06 of the Credit Agreement is hereby amended by inserting a new clause (e) as follows:

(e)           so long as no Event of Default exists, the Borrower may make distributions on or about the Simplification Amendment Effective Date pursuant to and in accordance with the Simplification Agreement.

SECTION 6.         Confirmation of Loan Documents.  The Borrower hereby confirms and ratifies all of its obligations under the Loan Documents to which it is a party, including its obligations and the Liens granted by it under the Collateral Documents to which it is a party and confirms that all references in such Collateral Documents to the “Credit Agreement” (or words of similar import) refer to the Credit Agreement as amended and supplemented hereby without impairing any such obligations or Liens in any respect.

SECTION 7.         Conditions to Effectiveness.  The effectiveness of this Agreement (other than Section 5) and the obligations of the Incremental Lenders to make Loans under the Incremental Revolving Facility Commitments hereunder are subject to the satisfaction or waiver of each of the following conditions (the date on which such conditions are satisfied or waived, the “Initial Effective Date”):

(a)           The Administrative Agent shall have received (i) a counterpart of this Agreement, executed and delivered by the Borrower, the Lenders and each Incremental Lender party hereto and (ii) a reaffirmation agreement in form and substance satisfactory to the Administrative Agent, executed and delivered by each of the Loan Parties with respect to its obligations and the Liens granted by it under the Collateral Documents.

(b)           The Administrative Agent shall have received, on behalf of itself, the Lenders and each L/C Issuer on the Initial Effective Date, the favorable written opinion of Vinson & Elkins LLP, counsel to the Loan Parties, in form and substance satisfactory to the Administrative Agent, dated as of the Initial Effective Date.

(c)           The Administrative Agent shall have received a certificate, executed on behalf of the Borrower by a Responsible Officer of the Borrower, which certificate shall certify as to the Solvency of the Borrower and its Subsidiaries, on a consolidated basis, after giving effect to the incurrence of the Incremental Revolving Facility Commitments.

(d)           The Administrative Agent shall have received from the Borrower, a certificate, dated as of the Initial Effective Date, fulfilling the requirements of Section 2.13(e) of the Credit Agreement, with appropriate insertions and attachments.

(e)           The Borrower shall have paid all fees, including for the avoidance of doubt any upfront fees payable for the account of the Lenders, due and payable under that certain Engagement Letter, dated as of October 26, 2018, by and between the Borrower and Wells Fargo Securities, LLC.

(f)            The Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Initial Effective Date.

(g)           Upon the reasonable request of any Lender made at least ten (10) Business Days prior to the Initial Effective Date, the Administrative Agent shall have received, at least five (5) Business Days prior to the Initial Effective Date, and be reasonably satisfied in form and substance with, all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including but not restricted to the USA Patriot Act and the requirements of the Beneficial Ownership Regulation (as defined in the Credit Agreement as amended by this Amendment).

(h)           The Administrative Agent shall have received and reviewed lien searches reasonably requested by the Administrative Agent.

(i)            The Administrative Agent shall have received with respect to the Borrower and each other Loan Party (i) certificates of good standing as of a recent date issued by the appropriate Governmental Authority of the state or jurisdiction of its incorporation or organization, where applicable; and (ii) a certificate of a Responsible Officer of each Loan Party dated the Initial Effective Date and certifying (A) that there have been no changes to the Organization Documents of such Loan Party from those most recently delivered to the Administrative Agent in connection with the Credit Agreement and that such documents remain in full force and effect, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors or other governing body of such Loan Party (and, if applicable, any parent company of such Loan Party) authorizing the execution, delivery and performance of this Agreement and any related Loan Documents and the borrowings hereunder and thereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party.

(j)            The Administrative Agent shall have received flood certification(s) from a firm reasonably acceptable to the Administrative Agent covering any buildings (defined as structures with two or more rigid outside walls and a fully secured roof that is affixed to a permanent site) constituting Collateral showing whether or not such buildings are located in a special flood hazard area subject by federal regulation to mandatory flood insurance requirements.

(k)           The Administrative Agent shall have received a Note executed by the Borrower in favor of each Lender requesting a Note.

(l)            The Borrower shall have delivered all notices required by and in compliance with Section 2.13 of the Credit Agreement.

SECTION 8.         Post-Closing Obligations.  Within 60 days of the Initial Effective Date (or such longer period as permitted by the Administrative Agent in its sole discretion):

(a)           the Administrative Agent shall have received mortgage modifications with respect to any Mortgaged Property in each case in proper form for recording in the relevant jurisdiction and in a form reasonably satisfactory to the Administrative Agent,

(b)           the Administrative Agent shall have received a favorable opinion of counsel to the Loan Parties in each state where Mortgaged Property is located, addressed to the Administrative Agent and each Lender, covering such matters as may be reasonably requested by the Administrative Agent in connection with the satisfaction of the requirements set forth in clause (a) above;

(c)           the Administrative Agent shall have received all other items reasonably requested by the Administrative Agent that are reasonably necessary to maintain the continuing perfection or priority of the Lien of the Mortgages as security for the Obligations and such other information, instruments and documents as the Administrative Agent (or its counsel) may reasonably request in connection therewith; and

(d)           the Borrower shall have paid or made arrangements to pay all applicable recording taxes, fees, charges, costs and expenses required for the recording of any Collateral Documents or amendments or modifications thereto to be recorded in accordance with this Section 8.

SECTION 9.         Conditions Precedent to Effectiveness of the Simplification Amendments.  The effectiveness of Section 5 of this Agreement are subject to the satisfaction or waiver of each of the following conditions (the date on which such conditions are satisfied or waived, the “Simplification Amendment Effective Date”):

(a)           The Administrative Agent shall have received a counterpart of this Agreement, executed and delivered by the Borrower and the Required Lenders.

(b)           The transactions contemplated by the Simplification Agreement shall have been consummated, in all material respects in accordance with the Simplification Agreement without any amendment, waiver or modification thereof that is materially adverse to the interests of the Lenders taken as a whole.

(c)           Each of the representations and warranties contained in Article V of the Credit Agreement and in each of the other Loan Documents shall be true and correct in all material respects (except with respect to representations and warranties which are expressly qualified by materiality, which shall be true and correct in all respects) on and as of the Simplification Amendment Effective Date as if made on and as of such date except to the extent that such representations and warranties expressly specifically refer to an earlier date (in which case such representations and warranties are true and correct in all material respects as of such earlier date) (except with respect to representations and warranties which are expressly qualified by materiality, which shall be true and correct in all respects).

(d)           No Default or Event of Default exists, both before and after giving effect to the consummation of the transactions contemplated by the Simplification Agreement.

(e)           The Administrative Agent shall have received from the Borrower, a certificate, dated as of the Simplification Amendment Effective Date, certifying that the conditions specified in clauses (b), (c) and (d) above have been satisfied.

(f)            The Borrower shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the Simplification Amendment Effective Date.

Notwithstanding the foregoing, the Simplification Amendment Effective Date shall not occur unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.1 of the Existing Credit Agreement) at or prior to 3:00 p.m., New York City time, on September 30, 2019.

SECTION 10.       Representations and Warranties of the Borrower.  The Borrower hereby represents and warrants, as of the Initial Effective Date, as follows:

(a)           Each of the representations and warranties contained in Article V of the Credit Agreement and in each of the other Loan Documents is true and correct in all material respects (except with respect to representations and warranties which are expressly qualified by materiality, which shall be true and correct in all respects) on and as of the Initial Effective Date as if made on and as of such date except to the extent that such representations and warranties expressly specifically refer to an earlier date (in which case such representations and warranties are true and correct in all material respects as of such earlier date).

(b)           No Default or Event of Default exists, both before and after giving effect to the incurrence of the Incremental Revolving Facility Commitments.

SECTION 11.       Effects on Loan Documents.

(a)           Except as specifically amended herein, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(b)           The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents.

(c)           The Borrower and the other parties hereto acknowledge and agree that this Agreement shall constitute a Loan Document.

SECTION 12.       Amendments; Execution in Counterparts.

(a)           This Agreement shall not constitute an amendment of any other provision of the Credit Agreement not referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Lenders or the Administrative Agent.  Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

(b)           This Agreement may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrower, the Administrative Agent, the Incremental Lenders and the other Lenders party hereto.  This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Agreement by facsimile or other electronic submission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 13.       GOVERNING LAW; WAIVER OF JURY TRIAL.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.  EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION AND IN SECTION 10.14 OF THE CREDIT AGREEMENT.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first set forth above.

ANTERO MIDSTREAM PARTNERS LP

By: Antero Midstream Partners GP LLC,
its general partner

By:	/s/ Alvyn A. Schopp
Name:	Alvyn A. Schopp
Title:	Chief Administrative Officer, Regional Vice President and Treasurer

Consented to by:

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Administrative Agent, Lender, Swingline Lender and L/C Issuer

By:	/s/ Jonathan Herrick
Name:	Jonathan Herrick
Title:	Director

Consented to by:

JPMorgan Chase Bank, N.A.
as a Lender, an Incremental Lender, and a L/C Issuer

By:	/s/ David Morris
Name:	David Morris
Title:	Authorized Officer

Consented to by:

ABN AMRO CAPITAL USA LLC,
as a Lender and as an Incremental Lender

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

By:	/s/ David Montgomery
Name:	David Montgomery
Title:	Managing Director

Consented to by:

BARCLAYS BANK PLC
as a Lender and as an Incremental Lender

By:	/s/ Sydney G. Dennis
Name:	Sydney G. Dennis
Title:	Director

Consented to by:

CAPITAL ONE, NATIONAL ASSOCIATION
as a Lender and as an Incremental Lender

By:	/s/ Scott Mackey
Name:	Scott Mackey
Title:	Director

[Signature Page to First Amendment and Joinder Agreement (Antero)]

Consented to by:

Citibank, N.A.,
as a Lender and as an Incremental Lender

By:	/s/ Phil Ballard
Name:	Phil Ballard
Title:	Vice President

Consented to by:

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK as a Lender and as an Incremental Lender

By:	/s/ Joseph Cariello
Name:	Joseph Cariello
Title:	Director

By:	/s/ Michael Willis
Name:	Michael Willis
Title:	Managing Director

Consented to by:

The Bank of Nova Scotia, Houston Branch
as a Lender and as an Incremental Lender

By:	/s/ Marc Graham
Name:	Marc Graham
Title:	Managing Director

Consented to by:

BMO HARRIS BANK N.A.
as a Lender and an Incremental Lender

By:	/s/ Melissa Guzmann
Name:	Melissa Guzmann
Title:	Director

Consented to by:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH as a Lender and as an Incremental Lender

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Authorized Signatory

By:	/s/ Christopher Zybrick
Name:	Christopher Zybrick
Title:	Authorized Signatory

Consented to by:

SUMITOMO MITSUI BANKING CORPORATION, as a Lender and as an Incremental Lender

By:	/s/ James D. Weinstein
Name:	James D. Weinstein
Title:	Managing Director

[Signature Page to First Amendment and Joinder Agreement (Antero)]

Consented to by:

The Toronto-Dominion Bank, New York Branch

as a Lender and as an Incremental Lender

By:	/s/ Annie Dorval
Name:	Annie Dorval
Title:	Authorized Signatory

Consented to by:

U.S. BANK NATIONAL ASSOCIATION, as a Lender and as an Incremental Lender

By:	/s/ Todd S. Anderson
Name:	Todd S. Anderson
Title:	Vice President

Consented to by:

BANK OF AMERICA, N.A. as a Lender and as an Incremental Lender

By:	/s/ Pace Doherty
Name:	Pace Doherty
Title:	Vice President

Consented to by:

BRANCH BANKING AND TRUST COMPANY,
[a Lender and Incremental Lender]

By:	/s/ Greg Krablin
Name:	Greg Krablin
Title:	Vice President

Consented to by:

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH

as a Lender and as an Incremental Lender

By:	/s/ Trudy Nelson
Name:	Trudy Nelson
Title:	Authorized Signatory

By:	/s/ Megan Larson
Name:	Megan Larson
Title:	Authorized Signatory

Consented to by:

PNC Bank, National Association

As a Lender and an Incremental Lender

By:	/s/ John Engel
Name:	John Engel
Title:	Vice President

[Signature Page to First Amendment and Joinder Agreement (Antero)]

Consented to by:

ING Capital LLC, as a Lender and as an Incremental Lender

By:	/s/ Juli Bieser
Name:	Juli Bieser
Title:	Managing Director

By:	/s/ Michael Price
Name:	Michael Price
Title:	Managing Director

Consented to by:

Compass Bank, as a Lender

By:	/s/ Mark H. Wolf
Name:	Mark H. Wolf
Title:	Senior Vice President

DNB CAPITAL LLC, as an Exiting Lender

By:	/s/ Byron Cooley
Name:	Byron Cooley
Title:	Senior Vice President

By:	/s/ Robert Dupree
Name:	Robert Dupree
Title:	Senior Vice President

[Signature Page to First Amendment and Joinder Agreement (Antero)]

SCHEDULE 1

TO FIRST AMENDMENT AND
JOINDER AGREEMENT

INCREMENTAL REVOLVING FACILITY COMMITMENTS

Name of Incremental Lender	Incremental Revolving Facility Commitments
Wells Fargo Bank, National Association	$36,486,486.51
JPMorgan Chase Bank, N.A.	$36,486,486.51
ABN AMRO Capital USA LLC	$32,882,882.88
Barclays Bank PLC	$32,882,882.88
Capital One, National Association	$32,882,882.88
Citibank, N.A.	$32,882,882.88
Credit Agricole Corporate and Investment Bank	$32,882,882.88
The Bank of Nova Scotia	$32,882,882.88
BMO Harris Bank N.A.	$23,423,423.42
Credit Suisse AG, Cayman Islands Branch	$23,423,423.42
Sumitomo Mitsui Banking Corporation	$23,423,423.42
The Toronto-Dominion Bank, New York Branch	$23,423,423.42
U.S. Bank National Association	$23,423,423.42
Bank of America, N.A.	$22,522,522.52
Branch Banking and Trust Company	$22,522,522.52
Canadian Imperial Bank of Commerce, New York Branch	$22,522,522.52
PNC Bank, National Association	$22,522,522.52
ING Capital, LLC	$22,522,522.52
Total:	$500,000,000.00

SCHEDULE 2

TO FIRST AMENDMENT AND
JOINDER AGREEMENT

Name of Lender	Commitments	Applicable Percentage
Wells Fargo Bank, National Association	$145,500,000	7.275%
JPMorgan Chase Bank, N.A.	$145,500,000	7.275%
ABN AMRO Capital USA LLC	$131,500,000	6.575%
Barclays Bank PLC	$131,500,000	6.575%
Capital One, National Association	$131,500,000	6.575%
Citibank, N.A.	$131,500,000	6.575%
Credit Agricole Corporate and Investment Bank	$131,500,000	6.575%
The Bank of Nova Scotia	$131,500,000	6.575%
BMO Harris Bank N.A.	$91,000,000	4.55%
Credit Suisse AG, Cayman Islands Branch	$91,000,000	4.55%
Sumitomo Mitsui Banking Corporation	$91,000,000	4.55%
The Toronto-Dominion Bank, New York Branch	$91,000,000	4.55%
U.S. Bank National Association	$91,000,000	4.55%
Bank of America, N.A.	$80,000,000	4.00%
Branch Banking and Trust Company	$80,000,000	4.00%
Canadian Imperial Bank of Commerce, New York Branch	$80,000,000	4.00%
PNC Bank, National Association	$80,000,000	4.00%
ING Capital, LLC	$80,000,000	4.00%
Compass Bank	$65,000,000	3.25%
Total:	$2,000,000,000	100.0%

ANNEX A

TO FIRST AMENDMENT AND
JOINDER AGREEMENT

EXITING LENDERS

1.   DNB Capital LLC